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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    October 22, 2001

Schuler Homes, Inc.
(Exact name of registrant as specified in charter))

Delaware	0-32461	99-0351900
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
400 Continental Boulevard, Suite 100 El Segundo, California 90245	90245
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code    (310) 648-7200

(Former name or former address, if changed since last report)

Item 5.  Other Events.

    On October 22, 2001, Schuler Homes, Inc., a Delaware corporation ("Schuler") and D.R. Horton, Inc., a Delaware corporation ("D.R. Horton") entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Schuler will be merged with and into D.R. Horton, with D.R. Horton to be the surviving corporation of such merger (the "Merger").

    At the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding share of Schuler Class A and Schuler Class B common stock, par value $0.001 ("Schuler Common Stock"), (other than shares held directly or indirectly by Schuler or by D.R. Horton) will be converted into the right to receive, at the Schuler stockholder's election cash, shares of D.R. Horton common stock, par value $0.01 ("D.R. Horton Common Stock") or a combination of cash and D.R. Horton Common Stock. The exact amount of cash and/or number of shares of D.R. Horton Common Stock that Schuler stockholders will receive will be based on the average last sale price of D.R. Horton Common Stock for the 15 NYSE trading days ending on, and including, the third trading day prior to the day of the meeting at which the stockholders of Schuler vote upon the Merger (the "Stock Value").

    Subject to the adjustments, elections and limitations described in the Merger Agreement, unless a Schuler stockholder makes a Cash Election or Stock Election (each as defined in the Merger Agreement), each share of Schuler Common Stock will be converted into $4.09 in cash and the following number of shares of D.R. Horton Common Stock (the "Base Consideration Value"), based on the Stock Value:

D.R. Horton Stock Value	D.R. Horton Common Stock Issued for Each Schuler Share
$27.51 or higher	0.487 shares
$23.51 to $27.50	Fraction of a share equal the quotient obtained by dividing $13.395 by the average last sale price of D.R. Horton Common Stock
$19.50 to $23.50	0.570 shares
$17.51 to $19.49	Fraction of a share equal the quotient obtained by dividing $11.115 by the average last sale price of D.R. Horton Common Stock
Less than $17.51	0.635 shares

    In connection with the execution of the Merger Agreement, certain record and beneficial stockholders of D.R. Horton (the "D.R. Horton Stockholders") entered into a voting agreement with Schuler. Pursuant to the agreement, the D.R. Horton Stockholders, the beneficial owners of approximately 16% of the outstanding D.R. Horton Common Stock, agreed to vote their shares in favor of the Merger and the Merger Agreement.

    In connection with the execution of the Merger Agreement, certain record and beneficial stockholders of Schuler (the "Schuler Stockholders") entered into a voting agreement with D.R. Horton. Pursuant to the voting agreement, the Schuler Stockholders agreed to vote approximately 46.9% of the voting power of Schuler Common Stock, representing 24% of the Class A common stock and 100% of the Class B common stock in favor of the Merger and the Merger Agreement.

    A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibit. A joint press release announcing the entering into of the Merger Agreement was issued on October 23, 2001. The information contained in the press release is incorporated herein by reference. The press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information Exhibits.

  (c)
  Exhibits:

2.1	Agreement and Plan of Merger, dated as of October 22, 2001, between D.R. Horton, Inc. and Schuler Homes, Inc. (schedules and exhibits omitted).
99.1	Joint Press Release dated October 23, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2001
SCHULER HOMES, INC.
	By:	/s/ THOMAS CONNELLY Name: Thomas Connelly Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number and Page No.	Description of Exhibit	Method of Filing
2.1	Agreement and Plan of Merger, dated as of October 22, 2001, between D.R. Horton, Inc. and Schuler Homes, Inc. (schedules and exhibits omitted).	Filed electronically herewith
99.1	Joint Press Release of the Registrant and D.R. Horton, Inc. issued on October 23, 2001.	Filed electronically herewith

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Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information Exhibits.
SIGNATURES
EXHIBIT INDEX